Exhibit 99.1

USG Corporation Reports Second Quarter 2018 Results

Highest Quarterly Net Sales Since Q3 2007

CHICAGO--(BUSINESS WIRE)--July 25, 2018--USG Corporation (NYSE:USG), an industry-leading manufacturer of building products and innovative solutions, today reported financial results for the second quarter of 2018. As compared to 2017’s second quarter, results for 2018’s second quarter are below:

  Net sales of $880 million up $69 million, or 9%
  Operating profit of $75 million down $20 million, or 21%
  Net income of $58 million up $22 million, or 61%
  Diluted EPS of $0.41 up $0.17, or 71%

As compared to 2017’s second quarter, non-GAAP financial measures for 2018’s second quarter are below:

  Adjusted operating profit of $96 million down $13 million, or 12%
  Adjusted net income of $70 million up $6 million, or 9%
  Adjusted diluted EPS of $0.50 up $0.06, or 14%

Consolidated Second Quarter Results

Second quarter 2018 net sales were $880 million on a consolidated basis, compared to $811 million in the second quarter of 2017. Operating profit decreased to $75 million from $95 million, while adjusted operating profit decreased to $96 million from $109 million in the second quarter of 2018 compared to the second quarter of 2017. The lower operating profit in the second quarter of 2018 was driven primarily by higher planned SG&A costs to support USG’s Customer-First strategy and rising costs, including higher transportation costs.

USG recorded $58 million in net income, or $0.41 per diluted share, for the second quarter of 2018, compared to net income of $36 million, or $0.24 per diluted share, in the second quarter of 2017. On an adjusted basis, net income of $70 million, or $0.50 per diluted share, for the second quarter of 2018 increased from $64 million, or $0.44 per diluted share, in the second quarter of 2017. A full reconciliation of GAAP to adjusted metrics is provided in the attached schedule.

The Company remains on track with Advanced Manufacturing, which delivered $6 million of incremental EBITDA this quarter. The program is expected to deliver $25 million of incremental EBITDA in 2018. In addition, the 2018 adjusted SG&A target of $355 million has not changed.

U.S. Wallboard & Surfaces

The U.S. Wallboard & Surfaces segment net sales for the second quarter of 2018 increased $30 million, or 6%, compared with the second quarter of 2017. The segment generated $81 million of operating profit in the second quarter of 2018. On an adjusted basis, operating profit of $68 million decreased by $10 million compared to the second quarter of 2017. Wallboard price increased 2% from the second quarter of 2017 due primarily to a January 2018 price increase. In addition, wallboard volumes increased 2% compared to the second quarter of 2017. However, wallboard costs were $12 million higher than the prior year primarily due to rising input and transportation costs.

U.S. Performance Materials

The U.S. Performance Materials segment net sales increased by $5 million, or 5%, year over year due to a higher average realized selling price. The segment generated $6 million of operating loss in the second quarter of 2018 partially due to proactively terminating a longstanding marketing contract, which resulted in an $8 million loss. On an adjusted basis, operating profit of $2 million in the U.S. Performance Materials segment declined by $6 million compared to the second quarter of 2017 primarily due to rising input costs and SG&A investments to accelerate the adoption of new products.

U.S. Ceilings

The U.S. Ceilings segment net sales increased $21 million, or 18%, compared to the second quarter of 2017. The segment generated $23 million of operating profit in the second quarter of 2018. On an adjusted basis, operating profit of $27 million increased by $4 million from the second quarter of 2017 primarily due to improved pricing and volumes across tile and grid products.

USG Boral

USG Boral net sales increased $10 million, or 3%, compared to the second quarter of 2017. The segment generated $12 million of equity income in the second quarter of 2018, which is a $2 million decrease compared to the second quarter of 2017 primarily due to higher input costs and SG&A expenses.

Pending Knauf and USG Merger

On June 11, Gebr. Knauf KG (Knauf) and USG announced that they had entered into a definitive merger agreement pursuant to which Knauf will acquire all the outstanding shares of USG. Under the terms of the merger agreement, USG stockholders will receive $44 per share, which consists of $43.50 per share in cash payable upon closing of the transaction and a $0.50 per share conditional special dividend that would be paid following shareholder approval of the transaction. The transaction is expected to close in early 2019, subject to customary closing conditions, including approval by USG stockholders and regulatory approvals.

Second Quarter 2018 Conference Call

In light of the announced transaction with Knauf, the Company will not hold a conference call for its results for the second quarter of 2018. The Company plans to file its Quarterly Report on Form 10-Q for the second quarter with the SEC on or about July 25, 2018.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the company presents the non-GAAP financial measures adjusted net sales, adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, EBITDA, adjusted EBITDA, and adjusted diluted earnings per share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. Adjusted operating profit on a consolidated basis includes the equity method income from USG Boral and USG’s income from other equity investments because management views USG Boral and its other equity investments as important businesses. In addition, the company uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the company’s use of non-GAAP financial measures, and the reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf, including expected timing, completion and effects of the proposed transaction, advanced manufacturing returns and adjusted SG&A target. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain stockholder approval of the adoption of the merger agreement; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on USG; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral joint venture in the event the proposed transaction is not completed, including the risk that, in connection with the execution of the merger agreement, Boral Limited has the right to exercise its option to acquire USG’s ownership of the USG Boral joint venture; the risk that the proposed transaction may not be completed in the expected timeframe, or at all; the effect of restrictions placed on USG and its subsidiaries’ ability to operate their businesses under the merger agreement, including USG’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of USG’s resources and management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on USG’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on USG’s business relationships, results of operations, financial condition, the market price of USG’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of any legal proceedings that may be instituted against USG related to the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the SEC, including, but not limited to, the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017(a)	2018	2017(a)
Net sales	$880	$811	$1,666	$1,578
Cost of products sold	696	643	1,343	1,251
Gross profit	184	168	323	327
Selling and administrative expenses	109	73	202	148
Operating profit	75	95	121	179
Income from equity method investments	12	14	21	27
Net interest expense	(13)	(19)	(26)	(38)
Loss on extinguishment of debt	—	(22)	—	(22)
Other (expense) income, net	(3)	(2)	—	4
Income from continuing operations before income taxes	71	66	116	150
Income tax expense	(13)	(20)	(22)	(49)
Income from continuing operations	58	46	94	101
Income (loss) from discontinued operations, net of tax	—	(10)	1	(10)
Net income	$58	$36	$95	$91

Earnings per average common share - basic: Income from continuing operations
	$0.41	$0.32	$0.66	$0.69
Income (loss) from discontinued operations	—	(0.07)	0.01	(0.07)
Net income	$0.41	$0.25	$0.67	$0.62

Earnings per average common share - diluted: Income from continuing operations
	$0.41	$0.31	$0.65	$0.68
Income (loss) from discontinued operations	—	(0.07)	0.01	(0.07)
Net income	$0.41	$0.24	$0.66	$0.61

Average common shares	139,617,875	144,526,900	140,540,426	145,753,098
Average diluted common shares	140,879,921	146,860,939	142,763,192	148,291,473

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)
(Unaudited)
	As of	As of
	June 30, 2018	December 31, 2017

Assets
Cash and cash equivalents	$246	$394
Short-term marketable securities	58	62
Receivables (net of reserves - 2018 - $10 and 2017 - $9)	342	233
Inventories	265	252
Income taxes receivable	16	15
Other current assets	36	35
Total current assets	963	991
Long-term marketable securities	38	37
Property, plant and equipment (net of accumulated depreciation and depletion - 2018 - $2,111 and 2017 - $2,053)
	1,793	1,762
Deferred income taxes	264	287
Equity method investments	666	686
Goodwill and intangible assets	42	43
Other assets	47	45
Total assets	$3,813	$3,851

Liabilities and Stockholders' Equity
Accounts payable	$281	$280
Accrued expenses	130	135
Income taxes payable	1	—
Total current liabilities	412	415
Long-term debt	1,078	1,078
Deferred income taxes	4	4
Pension and other postretirement benefits	277	326
Other liabilities	179	183
Total liabilities	1,950	2,006
Stockholders' Equity:
Common stock	15	15
Treasury stock at cost	(219)	(169)
Additional paid-in capital	3,040	3,057
Accumulated other comprehensive loss	(401)	(389)
Retained earnings (accumulated deficit)	(572)	(669)
Total stockholders' equity	1,863	1,845
Total liabilities and stockholders' equity	$3,813	$3,851

Other Information:
Total cash and cash equivalents and marketable securities	$342	$493
Borrowing availability under existing credit facilities	176	155
Total Liquidity	$518	$648

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)
	Six months ended June 30,
	2018	2017
Operating Activities
Net income	$95	$91
Less: Income (loss) from discontinued operations, net of tax	1	(10)
Income from continuing operations	94	101

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	76	65
Loss on extinguishment of debt	—	22
Share-based compensation expense	10	9
Deferred income taxes	20	48
Gain on asset dispositions	(13)	(1)
Loss on sale of equity method investment	8	—
Income from equity method investments	(21)	(27)
Dividends received from equity method investments	16	23
Pension settlement	—	7
Change in operating assets and liabilities	(176)	(117)
Other, net	4	(1)
Net cash provided by operating activities of continuing operations	18	129
Net cash provided by (used for) operating activities of discontinued operations	1	(1)
Net cash provided by operating activities	$19	$128

Investing Activities
Purchases of marketable securities	(49)	(54)
Sales or maturities of marketable securities	51	53
Capital expenditures	(109)	(72)
Net proceeds from asset dispositions	14	2
Net proceeds from sale of equity method investment	3	—
Working capital adjustment from acquisition of business	2	—
Other investing activities	—	1
Net cash used for investing activities of continuing operations	(88)	(70)
Net cash provided by investing activities of discontinued operations	—	6
Net cash used for investing activities	$(88)	$(64)

Financing Activities
Issuance of debt	—	500
Repayment of debt	—	(520)
Payment of debt issuance fees	—	(8)
Issuances of common stock	6	3
Repurchase of common stock	(76)	(97)
Repurchases of common stock to satisfy employee tax withholding obligations	(7)	(4)
Net cash used for financing activities of continuing operations	$(77)	$(126)

Effect of exchange rate changes on cash	(2)	6

Net decrease in cash and cash equivalents from continuing operations	$(149)	$(61)
Net increase in cash and cash equivalents from discontinued operations	1	5
Net decrease in cash and cash equivalents	(148)	(56)
Cash and cash equivalents at beginning of period	394	427
Cash and cash equivalents at end of period	$246	$371

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net Sales
U.S. Wallboard and Surfaces	$512	$482	$953	$951
U.S. Performance Materials	105	100	197	186
U.S. Ceilings	139	118	277	230
Canada	121	104	232	200
Other	65	59	125	115
Eliminations	(62)	(52)	(118)	(104)
Total USG Corporation Net Sales	$880	$811	$1,666	$1,578

Operating Profit (Loss)(a)
U.S. Wallboard and Surfaces	$81	$78	$130	$157
U.S. Performance Materials	(6)	8	(5)	14
U.S. Ceilings	23	23	42	43
Canada	8	2	10	4
Other	4	1	8	2
Corporate	(35)	(17)	(64)	(41)
Total USG Corporation Operating Profit	$75	$95	$121	$179

USG Boral Building Products (UBBP)
Net sales	$297	$287	$584	$563
Operating profit	31	40	59	75
Net income attributable to UBBP	24	28	43	53
USG share of income from UBBP	12	14	21	27

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net sales - GAAP	$880	$811	$1,666	$1,578
Adoption of revenue standard	—	—	9	—
Non-cash purchase accounting amortization	3	—	4	—
Adjusted Net sales - Non-GAAP	$883	$811	$1,679	$1,578

U.S. Wallboard and Surfaces net sales - GAAP	$512	$482	$953	$951
Adoption of revenue standard	—	—	6	—
U.S. Wallboard and Surfaces adjusted net sales - Non-GAAP	$512	$482	$959	$951

U.S. Performance Materials net sales - GAAP	$105	$100	$197	$186
Adoption of revenue standard	—	—	1	—
U.S. Performance Materials adjusted net sales - Non-GAAP	$105	$100	$198	$186

U.S. Ceilings net sales - GAAP	$139	$118	$277	$230
Adoption of revenue standard	—	—	2	—
Non-cash purchase accounting amortization	3	—	4	—
U.S. Ceilings adjusted net sales - Non-GAAP	$142	$118	$283	$230

Operating profit - GAAP(a)	$75	$95	$121	$179
Income from equity method investments	12	14	21	27
Knauf merger related costs	8	—	9	—
Gain on sale of surplus property	(13)	—	(13)	—
Loss on contract termination	8	—	8	—
Non-cash purchase accounting amortization	3	—	4	—
Integration and realignment costs	3	—	6	—
Contractual legal judgment	—	—	5	—
Adoption of revenue standard	—	—	3	—
Adjusted operating profit - Non-GAAP	$96	$109	$164	$206

U.S. Wallboard and Surfaces operating profit - GAAP(a)	$81	$78	$130	$157
Gain on sale of surplus property	(13)	—	(13)	—
Adoption of revenue standard	—	—	2	—
U.S. Wallboard and Surfaces adjusted operating profit - Non-GAAP	$68	$78	$119	$157

U.S. Performance Materials operating profit - GAAP(a)	$(6)	$8	$(5)	$14
Loss on contract termination	8	—	8	—
U.S. Performance Materials adjusted operating profit - Non-GAAP	$2	$8	$3	$14

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
U.S. Ceilings operating profit - GAAP(a)	$23	$23	$42	$43
Integration and realignment costs	1	—	3	—
Adoption of revenue standard	—	—	1	—
Non-cash purchase accounting amortization	3	—	4	—
U.S. Ceilings adjusted operating profit - Non-GAAP	$27	$23	$50	$43

UBBP operating profit - GAAP	$31	$40	$59	$75
Income from equity method investments owned by UBBP	4	5	8	8
Operating profit attributable to non-controlling interest, pre-tax	(1)	(2)	(2)	(3)
UBBP adjusted operating profit - Non-GAAP	$34	$43	$65	$80

Selling and Administrative Expenses - GAAP(a)	$109	$73	$202	$148
Knauf merger related costs	(8)	—	(9)	—
Loss on contract termination	(8)	—	(8)	—
Integration and realignment costs	(3)	—	(6)	—
Contractual legal judgment	—	—	(5)	—
Adjusted Selling and Administrative Expenses - Non- GAAP	$90	$73	$174	$148

Net income - GAAP	$58	$36	$95	$91
(Income) loss from discontinued operations, net of tax	—	10	(1)	10
Knauf merger related costs	8	—	9	—
Gain on sale of surplus property	(13)	—	(13)	—
Loss on contract termination	8	—	8	—
Non-cash purchase accounting amortization	3	—	4	—
Integration and realignment costs	3	—	6	—
Loss on sale of joint venture	8	—	8	—
Contractual legal judgment	—	—	5	—
Adoption of revenue standard	—	—	3	—
Pension settlement charge	—	7	—	7
Loss on extinguishment of debt	—	22	—	22
Tax effect on adjustments (b)	(5)	(11)	(8)	(11)
Adjusted net income - Non-GAAP	$70	$64	$116	$119

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Earnings per average diluted common share - GAAP	$0.41	$0.24	$0.66	$0.61
Adjustments per average diluted common share:
(Income) loss from discontinued operations, net of tax	—	0.07	(0.01)	0.07
Knauf merger related costs	0.06	—	0.06	—
Gain on sale of surplus property	(0.09)	—	(0.09)	—
Loss on contract termination	0.06	—	0.06	—
Non-cash purchase accounting amortization	0.01	—	0.02	—
Integration and realignment costs	0.01	—	0.04	—
Loss on sale of joint venture	0.06	—	0.06	—
Contractual legal judgment	—	—	0.03	—
Adoption of revenue standard	—	—	0.02	—
Pension settlement charge	—	0.05	—	0.05
Loss on extinguishment of debt	—	0.15	—	0.15
Tax effect on adjustments (b)	(0.02)	(0.07)	(0.04)	(0.07)
Adjusted earnings per adjusted average diluted common share – Non-GAAP	$0.50	$0.44	$0.81	$0.81

Average diluted common shares – GAAP	140,879,921	146,860,939	142,763,192	148,291,473

Net income - GAAP	$58	$36	$95	$91
Less: (Income) loss from discontinued operations, net of tax	—	10	(1)	10
Add: Interest expense, net	13	19	26	38
Add: Income tax expense	13	20	22	49
Add: Depreciation, depletion and amortization (c)	36	33	70	66
EBITDA - Non-GAAP	$120	$118	$212	$254
Add: Share-based compensation expense	6	5	10	9
Add: Knauf merger related costs	8	—	9	—
Add: Gain on sale of surplus property	(13)	—	(13)	—
Add: Loss on contract termination	8	—	8	—
Add: Non-cash purchase accounting amortization	3	—	4	—
Add: Integration and realignment costs	3	—	6	—
Add: Loss on sale of joint venture	8	—	8	—
Add: Contractual legal judgment	—	—	5	—
Add: Adoption of revenue standard	—	—	3	—
Add: Pension settlement charge	—	7	—	7
Add: Loss on extinguishment of debt	—	22	—	22
Less: USG's equity income from UBBP	(12)	(14)	(21)	(27)
Add: USG's share of UBBP Adjusted EBITDA	23	27	44	51
Adjusted EBITDA - Non-GAAP	$154	$165	$275	$316

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
UBBP Net Income - GAAP	$25	$28	$45	$54
Less: Net income attributable to non-controlling interest	1	—	2	1
Net income attributable to UBBP - GAAP	$24	$28	$43	$53
Add: income tax expense	10	16	22	28
Add: Depreciation, depletion and amortization	12	10	24	21
Total UBBP Adjusted EBITDA - Non-GAAP	$46	$54	$89	$102
USG's share of UBBP Adjusted EBITDA - Non-GAAP	$23	$27	$44	$51

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.
(b) - Tax effect on adjustments is calculated using country specific statutory rates.
(c) - Depreciation, depletion and amortization excludes the amortization of deferred financing fees which is included in interest expense.

CONTACT:
Media
Kathleen Prause, 312-436-6607
kprause@usg.com
or
Investors
Bill Madsen, 312-436-5349
investorrelations@usg.com